EXHIBIT 10.1

THIRD AMENDING AGREEMENT

THIS AGREEMENT made this 29th of January, 2015,

BETWEEN:

Vista Gold Corp., a corporation existing under the laws of British Columbia, Canada

(“Vista”)

AND

RPG Structured Finance S.À.  R.L., a company existing under the laws of Luxembourg

(the “Purchaser”)

WHEREAS:

A.

Vista and the Purchaser (together the “Parties”) entered into a debt transfer agreement made as of October 16, 2013 (the “Original Agreement”) which, among other things, provides for the acquisition by the Purchaser of the non-interest bearing indebtedness of Desarrollos Zapal, S.A. de C.V. to Vista in the amount of US$20,090,528.43;

B.

On January 30, 2014, Vista and the Purchaser entered into an amending agreement (the “First Amending Agreement”), pursuant to which (i) the Subsequent Payment Date (as defined in the Original Agreement) was extended from January 30, 2014 to July 31, 2014 and (ii) the consideration to be paid was increased by US$250,000 as consideration for the extension (the “First Extension Consideration”);

C.

On July 25, 2014, Vista and the Purchaser entered into an amending agreement (the “Second Amending Agreement”, together with the Original Agreement and the First Amending Agreement, the “Agreement”) pursuant to which the parties agreed that (i) the Subsequent Payment Date was extended from July 31, 2014 to January 30, 2015 and (ii) the payment of the First Extension Consideration and the additional consideration of US$250,000 for entering into the Second Amending Agreement would be paid contemporaneously with the execution of the Second Amending Agreement; and

D.

the Parties wish to amend the Agreement to (i) reduce the Subsequent Payment Amount (as defined in the Agreement) from US$6,000,000 to US$3,000,000, (ii) remove the Purchaser’s termination right in Section 5.1(a) of the Agreement and (iii) update the wire instructions for sending funds.

NOW THEREFORE in consideration of the mutual covenants and promises herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledge, the Parties agree as follows:

1.	Recital B of the Agreement is amended so that the reference to
a.	“US$13 million” is deleted and “US$10 million” is substituted in its place; and

b.	“US$6 million” is deleted and “US$3 million” is substituted in its place.
2.	The definition of “Purchase Price” in Section 1.1 of the Agreement is amended so that the reference to “US$12,985,000” is deleted and “US$9,985,000” is substituted in its place.
3.	The definition of “Subsequent Payment Amount” in Section 1.1 of the Agreement is amended so that the reference to “US$6,000,000” is deleted and “US$3,000,000” is substituted in its place.
4.

Section 5.1 of the Agreement is amended so that the reference to “: (a) the termination of this Agreement by the Purchaser in writing in its sole discretion on or prior to January 30, 2015; or (b)”, such that Section 5.1, as amended, reads as follows:

“This Agreement shall terminate and be of no further force or effect upon the mutual agreement of the Parties.”

5.	Schedule “A” of the Agreement is amended so that the reference to Account Number “8117536045” is deleted and Account Number “4977297647” is substituted in its place.
6.	The Agreement, as amended hereby, shall continue in full force and effect and the provisions of the Agreement, as hereby amended, are ratified and confirmed in all respects.
7.

This Third Amending Agreement and the Agreement shall be read and construed together as if they constituted one document, provided that if there is any inconsistency between the Agreement and the provisions in this Third Amending Agreement, the provisions of this Third Amending Agreement shall govern.

8.

This Third Amending Agreement may be executed and delivered in any number of counterparts, which may be executed and delivered by facsimile transmission or electronically in PDF or similar secure format, and it will not be necessary that the signatures of all Parties be contained on any counterpart. Each counterpart will be deemed an original and all counterparts together will constitute one and the same document.

IN WITNESS WHEREOF the Parties hereto have caused this Third Amending Agreement to be executed by their duly authorized representatives as of the date first above written.

VISTA GOLD CORP.
By:	/s/Frederick H. Earnest
Name: Frederick H. Earnest
Title: President & CEO

RPG STRUCTURED FINANCE S.À R.L.
By:	/s/Julien Francois
Name: Julien Francois
Title: Manager